Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

February 6, 2014

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS FOURTH QUARTER RESULTS

New York, NY - Harte Hanks (NYSE: HHS) today reported fourth quarter 2013 revenues of $152.2 million compared to $157.8 million in the same quarter last year, a 3.5% decrease.    The decline in revenues was primarily driven by a 13.6% decline in our Retail vertical due to  clients making mail format changes.  In addition, several of our clients in the technology industry continue to struggle, and this was reflected in our Technology vertical decreasing 4.3%.  These decreases were offset by growth in our Healthcare vertical of 26.0%, largely from supporting healthcare plan enrollment activities in the fall, as well as an increase of approximately 3.4% in our Automotive and Consumer brands vertical and 2.6% in our Financial vertical.   Select Markets, our smallest revenue vertical, declined 16.2% in the quarter.

Operating income for the quarter was $12.5 million compared to $21.1 million for the same quarter last year.  Included in the quarter were $1.6 million for severance, $1.4 million in consulting fees and $1.2 million for a legal settlement and related legal fees.  Adjusting for these charges, operating income would have declined 20.9% for the quarter compared to the fourth quarter of 2012.  Consistent with our third quarter, most of the margin decline came from business lines with labor costs that in the short-term do not vary in proportion to revenue changes.

Fourth quarter 2013 diluted earnings per share from continuing operations were $0.11 as compared to $0.19 for the same quarter in 2012. Excluding the previously mentioned severance, consulting and legal settlement charges, fourth quarter diluted earnings per share from continuing operations were $0.15 for 2013.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2013 and 2012, respectively.  Full financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended December31,
	2013	2012	% Change
Operating revenues	$ 152,178	$ 157,849	-3.6%
Operating income	12,484	21,058	-40.7%
Income from continuing operations	6,734	12,097	-44.3%
Diluted earnings per share from continuing operations	0.11	0.19	-42.1%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,822	62,798	0.0%

Capital expenditures for the quarter were $3.1 million compared to $5.3 million in the prior year’s fourth quarter.

For the year, the company’s revenue was $559.6 million compared to $581.1 million last year. 2013 income from continuing operations was $24.4 million compared to $35.4 million for the same period last year.  The annual results reflect charges of $2.0 million for our second quarter Chief Executive Officer transition, a $2.8 million third quarter impairment and the previously mentioned fourth quarter charges of $4.2 million.  Excluding these items, 2013 income from continuing operations was $29.9 million compared to $35.4 million for 2012, and diluted earnings per share from continuing operations for 2013 were $0.48 compared to $0.56 for 2012.

The following table presents financial highlights of the company’s operations for 2013 and 2012, respectively.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

(In thousands, except per share amounts)	Year Ended December 31,
	2013	2012	% Change
Operating revenues	$ 559,609	$ 581,091	-3.7%
Operating income	42,661	62,669	-31.9%
Income from continuing operations	24,441	35,395	-30.9%
Diluted earnings per share from continuing operations	0.39	0.56	-30.4%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,812	63,148	-0.5%

Commenting on the fourth quarter performance, Chief Executive Officer Robert Philpott said, “Management focus has continued on structural re-organization and alignment of the business.  This is reflected in the actions and charges we have taken in both the third and fourth quarters. We also made some further progress on expense management towards the end of the year.

“We had anticipated that the deterioration in the business performance would accelerate in the fourth quarter, following a disappointing September.  However this proved to be too pessimistic a view on revenue.  We were encouraged by the revenue performance for most of our verticals in the fourth quarter, including the renewal rate for major client projects.  This bodes well for 2014.

“Although this is a time of transition at Harte Hanks, we remain confident that we have a fundamentally sound business and that we are developing a concrete plan to return the company to growth. We will continue to examine the expense base in the business aggressively which will, in turn, afford management the opportunity to invest in those markets which offer the potential for long-term growth.”

The company will host a conference call on February 6, 2014, at 10:00 a.m. Eastern Time to discuss the results.  Investors and interested parties may participate in the call by dialing (888) 220-8450 for domestic callers and (913) 312-0711 for international callers and referring to Conference ID 1125231.  To access an audio webcast, please go to the link within the Harte-Hanks website located on the Investors section of the website, http://HarteHanks.com.  A replay will be available shortly after the call through February 13, 2014 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, Conference ID 1125231.

About Harte Hanks:

Harte Hanks is one of the world’s leading, insight-driven multi-channel marketing organizations, delivering impactful business results for some of the world’s best-known brands. Through strategic agencies and our core marketing services, we develop integrated solutions that connect brands with prospects and customers, moving them beyond awareness to transactions and brand loyalty. Visit the Harte Hanks website at http://HarteHanks.com or call (800) 456-9748.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note,  provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  The company believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte-Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands, except per share data	2013	2012	2013	2012

Operating revenues	$152,178	$157,848	$559,609	$581,091
Operating expenses:
Labor	76,323	70,641	281,924	278,639
Production and distribution	42,729	47,856	161,600	172,132
Impairment of Goodwill and Intangibles	-	-	2,750	-
Advertising, selling, general and administrative	16,695	14,288	54,937	51,729
Depreciation and amortization	3,947	4,005	15,737	15,922
	139,694	136,790	516,948	518,422
Operating income	12,484	21,058	42,661	62,669
Other expenses (income):
Interest expense	767	826	3,103	3,575
Interest income	(29)	(15)	(105)	(91)
Other, net	646	1,218	46	2,994
	1,384	2,029	3,044	6,478
Income from continuing operations before income taxes	11,100	19,029	39,617	56,191
Income tax expense	4,366	6,932	15,176	20,796
Income from continuing operations	$6,734	$12,097	$24,441	$35,395

Loss from discontinued operations, net of income taxes	(167)	(1,401)	(11,071)	(118,749)

Net Income (Loss)	$6,567	$10,696	$13,370	$(83,354)

Basic earnings (loss) per common share
Continuing operations	$0.11	$0.19	$0.39	$0.56
Discontinued operations	-	(0.02)	(0.18)	(1.89)
Basic earnings per share	$0.11	$0.17	$0.21	$(1.33)

Weighted-average common shares outstanding	62,556	62,669	62,503	62,887

Diluted earnings (loss) per common share
Continuing operations	$0.11	$0.19	$0.39	$0.56
Discontinued operations	-	(0.02)	(0.18)	(1.88)
Diluted earnings per share	$0.11	$0.17	$0.21	$(1.32)

Weighted-average common and common equivalent shares outstanding	62,822	62,798	62,812	63,148

Balance Sheet Data (Unaudited)	December 31,	December 31,
In thousands	2013	2012

Cash and cash equivalents	$88,747	$49,384
Total debt	$98,000	$110,250

Harte-Hanks, Inc.

Reconciliation of Net Income to Free Cash Flow and EBITDA from Continuing Operations (Unaudited)

Reconciliation of Net Income to Free Cash Flow

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands	2013	2012	2013	2012
Income from continuing operations	$6,734	$12,097	$24,441	$35,395
Add: Intangible impairment (Note 1)	-		2,750	-
Add: After-tax stock-based compensation (Note 2)	692	387	4,124	2,066
Add: Depreciation and amortization	3,947	4,005	15,737	15,922
Less: Capital expenditures	3,113	5,318	15,873	13,461
Free cash flow from continuing operations	8,260	11,171	31,179	39,922

Loss from discont’d operations	(167)	(1,401)	(11,071)	(118,749)
Add: Depreciation and amortization	-	932	2,592	5,447
Add: After-tax Goodwill/Intangible Impairment	-	-	-	116,681
Less: Capital expenditures	-	136	327	481
Free cash flow from discontinued operations	(167)	(605)	(8,806)	2,898

Total free cash flow	$8,093	$10,566	$22,373	$42,820

Note 1:  Impairment of other intangibles was $2,750 with only non-cash tax impact for the twelve months ended December 31, 2013.

Note 2:  Pre-tax stock-based compensation expense was $1,153 and $645 for the three months ended December 31, 2013 and 2012, respectively.

Pre-tax stock-based compensation expense was $6,873 and $3,411 for the twelve months ended December 31, 2013 and 2012, respectively.

Reconciliation of Net Income to EBITDA from Continuing Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In thousands	2013	2012	2013	2012
Income from Continuing Operations	$6,734	$12,097	$24,441	$35,395
Intangible impairment	-	-	$2,750	$-
Depreciation and amortization	3,947	4,005	$15,737	$15,922
Interest expense, net and non-operating, net	1,384	2,029	$3,044	$6,478
Income tax expense	4,366	6,932	$15,176	$20,796
EBITDA from Continuing Operations	$16,431	$25,063	$61,148	$78,591

Harte-Hanks, Inc.

Revenue Mix (Unaudited)

Vertical Markets - Percent of Revenue

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Retail	29.7%	33.2%	28.5%	28.8%
Financial and Insurance Services	13.6%	12.8%	14.8%	13.8%
Technology	22.4%	22.6%	23.2%	23.4%
Healthcare and Pharmaceuticals	11.1%	8.5%	9.0%	9.2%
Auto and Consumer Brands	16.9%	15.7%	16.8%	16.7%
Other Select Markets	6.3%	7.2%	7.7%	8.1%
	100.0%	100.0%	100.0%	100.0%